HOVNANIAN ENTERPRISES, INC.	News Release

Contact:	Kevin C. Hake	Jeffrey T. O’Keefe
Senior Vice President, Finance and Treasurer	Director of Investor Relations
732-747-7800	732-747-7800

HOVNANIAN ENTERPRISES REPORTS FIRST QUARTER FISCAL 2008 RESULTS

RED BANK, NJ, March 10, 2008 – Hovnanian Enterprises, Inc. (NYSE: HOV), a leading national homebuilder, reported results for its first quarter ended January 31, 2008.

REVOLVING CREDIT FACILITY UPDATE

•	The Company closed an amendment for its revolving credit facility. The maturity of the credit facility remains May 2011.

•

In return for a meaningfully less restrictive covenant package, the amendment reduces the maximum commitment amount of the facility to $900 million and secures outstanding amounts with liens on a portion of the Company’s assets.

RESULTS FOR THE 3 MONTHS ENDED JANUARY 31, 2008:

•

Excluding unconsolidated joint ventures, the Company delivered 3,604 homes, including 1,345 homes from the Company’s Fort Myers-Cape Coral operations, with an aggregate sales value of $1.05 billion in the first quarter of fiscal 2008, an increase of 10.3% from 3,266 home deliveries with an aggregate sales value of $1.14 billion in the fiscal 2007 first quarter. Total revenues were $1.09 billion for the first quarter of fiscal 2008.

•

Excluding land-related charges, the Company reported a pre-tax loss of $75 million for the first three months of fiscal 2008. Including all land-related charges, the Company reported a pre-tax loss of $169 million for the first quarter of fiscal 2008.

•

During the first quarter of fiscal 2008, the Company incurred a total of $94 million of pre-tax land-related charges including land impairments of $74 million and write-offs of predevelopment costs and land deposits of $16 million, as well as $4 million representing its equity portion of write-offs and impairment charges in unconsolidated joint ventures. Similar charges, including intangible impairments, in the first quarter of fiscal 2007 totaled $93 million.

•	Reported an after tax loss, including the effect of a $21 million FAS 109 deferred tax valuation allowance charge, of $131 million or $2.07 per common share for the first three months of fiscal 2008, compared with a net loss of $57 million, or $0.91 per common share, in the first quarter of fiscal 2007.

BALANCE SHEET AS OF JANUARY 31, 2008:

•	The Company ended the first quarter of fiscal 2008 with $1.2 billion in total stockholders’ equity or $16.79 per common share.

•	At January 31, 2008, the Company had $73 million of homebuilding cash and the balance on the Company’s revolving credit facility was $325 million.

•

The Company’s net recourse debt to capital ratio at January 31, 2008 was 64.6%. The Company’s FAS 109 deferred tax valuation allowance charges for the last two quarters were $237 million. Prior to the effect of these charges, the Company’s net recourse debt to capital ratio at quarter-end was 60.3%.

•

Total land position decreased by 5,683 lots compared to October 31, 2007, reflecting owned and optioned position decreases of 1,308 lots and 4,375 lots, respectively, over the same time period. As of January 31, 2008, the Company had 31,729 lots controlled under option contracts and owned 27,372 lots. The total land position of 59,101 lots represents a 51% decline from the peak total land position at April 30, 2006.

•

Achieved a 17.8% decline in unsold homes and models, from 2,822 at October 31, 2007 to 2,321 at January 31, 2008. Excluding model homes, the Company had 1,898 started unsold homes as of January 31, 2008.

OTHER KEY OPERATING DATA:

•

Homebuilding gross margin, before interest expense included in cost of sales, was 6.7% in the 2008 first quarter, compared with 18.0% in the first quarter of 2007. Gross margins were adversely impacted by the 1,345 deliveries from our Fort Myers-Cape Coral operations which generated only a 2.0% gross margin. At the end of the quarter, backlog in Fort Myers-Cape Coral was only 306 homes with a sales value of $84 million.

•	Pretax income from Financial Services in the first quarter of fiscal 2008 was $3.1 million.

•

The Company had 404 active selling communities on January 31, 2008, excluding unconsolidated joint ventures, a decline of 27 active communities, or 6.3%, from the end of the fourth quarter on October 31, 2007. The Company had 436 active selling communities on January 31, 2007, excluding unconsolidated joint ventures.

•	During the first quarter of fiscal 2008, the Company delivered 155 homes through unconsolidated joint ventures, compared with 289 homes in last year’s first quarter.

•	The number of net contracts for the first quarter of fiscal 2008, excluding unconsolidated joint ventures, declined 41.2% to 1,511 contracts.

•

The Company’s contract cancellation rate, excluding unconsolidated joint ventures, for the first quarter of fiscal 2008 was 38%, compared with the rate of 40% reported in the fourth quarter of 2007 and the rate of 36% in the first quarter of fiscal 2007.

•

Contract backlog as of January 31, 2008, excluding unconsolidated joint ventures, was 3,845 homes with a sales value of $1.3 billion, down 49.8% compared to contract backlog with a sales value of $2.7 billion at the end of last year’s first quarter.

PROJECTIONS FOR FISCAL 2008:

•	The Company continues to project positive cash flow from operations in excess of $100 million for fiscal 2008.

COMMENTS FROM MANAGEMENT:

“Market conditions remain challenging across many of our markets,” commented Ara K. Hovnanian, President and Chief Executive Officer of the Company. “We continue to focus on reducing our inventories, maximizing cash flow and shrinking our overhead to ensure that we properly manage the difficult market conditions we currently face. Despite the persistence of negative factors impacting the homebuilding industry, we are diligently working to position the company to take advantage of the stronger demand for new homes that will inevitably return once the current housing correction ends,” concluded Mr. Hovnanian.

Hovnanian Enterprises will webcast its fiscal 2008 first quarter financial results conference call at 11:00 a.m. E.T. on Tuesday, March 11, 2008. The webcast can be accessed live through the “Investor Relations” section of Hovnanian Enterprises’ Web site at http://www.khov.com. For those who are not available to listen to the live webcast, an archive of the broadcast will be available under the “Audio Archives” section of the Investor Relations page on the Hovnanian Web site at http://www.khov.com. The archive will be available for 12 months.

ABOUT HOVNANIAN ENTERPRISES:

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, Chairman, is headquartered in Red Bank, New Jersey. The Company is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Illinois, Kentucky, Maryland, Michigan, Minnesota, New Jersey, New York, North Carolina, Ohio, Pennsylvania, South Carolina, Texas, Virginia and West Virginia. The Company’s homes are marketed and sold under the trade names K. Hovnanian Homes, Matzel & Mumford, Forecast Homes, Parkside Homes, Brighton Homes, Parkwood Builders, Windward Homes, Cambridge Homes, Town & Country Homes, Oster Homes, First Home Builders of Florida and CraftBuilt Homes. As the developer of K. Hovnanian’s Four Seasons communities, the Company is also one of the nation’s largest builders of active adult homes.

Additional information on Hovnanian Enterprises, Inc., including a summary investment profile and the Company’s 2007 annual report, can be accessed through the “Investor

Relations” section of Hovnanian Enterprises’ website at http://www.khov.com. To be added to Hovnanian’s investor e-mail or fax lists, please send an e-mail to IR@khov.com or sign up at http://www.khov.com.

Hovnanian Enterprises, Inc. is a member of the Public Home Builders Council of America (“PHBCA”) (http://www.phbca.org), a nonprofit group devoted to improving understanding of the business practices of America’s largest publicly-traded home building companies, the competitive advantages they bring to the home building market, and their commitment to creating value for their home buyers and stockholders. The PHBCA’s 14 member companies build one out of every five homes in the United States.

NON-GAAP FINANCIAL MEASURES:

Consolidated earnings before interest expense, income taxes, depreciation and amortization (“EBITDA”) and before inventory impairment loss and land option write-offs (“Adjusted EBITDA”) are not U.S. generally accepted accounting principle (GAAP) financial measures. The most directly comparable GAAP financial measure is net income (loss). The reconciliation of EBITDA and Adjusted EBITDA to net income (loss) is presented in a table attached to this earnings release.

Cash flow is a non-GAAP financial measure. The most directly comparable GAAP financial measure is Cash Flow from Operating Activities. The Company uses cash flow to mean cash flow from operating activities and cash flow from investing activities excluding changes in mortgage notes receivable at the mortgage company.

(Loss) Income Before Income Taxes Excluding Land Related Charges and Intangible Impairments is a non-GAAP financial measure. The most directly comparable GAAP financial measure is Loss Before Income Taxes. The reconciliation of (Loss) Income Before Income Taxes Excluding Land Related Charges and Intangible Impairments to Loss Before Income Taxes is presented in a table attached to this earnings release.

Note: All statements in this Press Release that are not historical facts should be considered as “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic and industry and business conditions, (2) adverse weather conditions and natural disasters, (3) changes in market conditions and seasonality of the Company’s business, (4) changes in home prices and sales activity in the markets where the Company builds homes, (5) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, and the environment, (6) fluctuations in interest rates and the availability of mortgage financing, (7) shortages in, and price fluctuations of, raw materials and labor, (8) the availability and cost of suitable land and improved lots, (9) levels of competition, (10) availability of financing to the Company, (11) utility shortages and outages or rate fluctuations, (12) levels of indebtedness and restrictions on  the Company’s  operations and activities imposed by  the agreements governing the Company’s outstanding indebtedness, (13) operations through joint ventures with third parties, (14)

product liability litigation and warranty claims, (15) successful identification and integration of acquisitions, (16) significant influence of the Company’s controlling stockholders, (17) geopolitical risks, terrorist acts and other acts of war and (18) other factors described in detail in the Company’s Form 10-K for the year ended October 31, 2007.

(Financial Tables Follow)

Hovnanian Enterprises, Inc.
January 31, 2008
Statements of Consolidated Operations
(Dollars in Thousands, Except Per Share)

	Three Months Ended, January 31,
	2008	2007
	(Unaudited)
Total Revenues	$1,093,701	$1,165,801

Costs and Expenses (a)	1,257,456	1,234,395

(Loss) Income from Unconsolidated Joint Ventures	(5,039)	1,965

Loss Before Income Taxes	(168,794)	(66,629)

Income Tax Benefit	(37,851)	(12,021)

Net Loss	(130,943)	(54,608)

Less: Preferred Stock Dividends	—	2,669

Net Loss Available to Common Stockholders	$(130,943)	$(57,277)

Per Share Data:
Basic:
Loss per common share	$(2.07)	$(0.91)
Weighted Average Number of Common Shares Outstanding	63,358	62,904

Assuming Dilution:
Loss per common share	$(2.07)	$(0.91)
Weighted Average Number of Common Shares Outstanding (b)	63,358	62,904

(a)	Includes inventory impairment loss and land option write-offs.

(b)	For periods with a net loss, basic shares are used in accordance with GAAP rules.

Reconciliation of (Loss) Income Before Income Taxes Excluding Land Related Charges and Intangible Impairments to Loss Before Income Taxes

(Dollars in Thousands)

	Three Months Ended, January 31,
	2008	2007
	(Unaudited)
Loss Before Income Taxes	$(168,794)	$(66,629)
Inventory Impairment Loss and Land Option Write-Offs	90,168	41,474
Intangible Impairments	—	51,497
Unconsolidated Joint Venture intangible and land-related charges	4,007	—

(Loss) Income Before Income Taxes Excluding
Land Related Charges and Intangible Impairments	$(74,619)	$26,342

Hovnanian Enterprises, Inc.
January 31, 2008
Gross Margin
(Dollars in Thousands)

	Homebuilding Gross Margin Three Months Ended January 31,
	2008	2007
	(Unaudited)
Sale of Homes	$1,051,818	$1,135,916
Cost of Sales, excluding interest (a)	981,568	931,483

Homebuilding Gross Margin, excluding interest	70,250	204,433
Homebuilding Cost of Sales interest	27,963	26,816

Homebuilding Gross Margin, including interest	$42,287	$177,617

Gross Margin Percentage, excluding interest	6.7%	18.0%
Gross Margin Percentage, including interest	4.0%	15.6%

	Land Sales Gross Margin Three Months Ended January 31,
	2008	2007
	(Unaudited)
Land Sales	$22,753	$3,599
Cost of Sales, excluding interest (a)	21,996	2,492

Land Sales Gross Margin, excluding interest	757	1,107
Land Sales interest	625	56

Land Sales Gross Margin, including interest	$132	$1,051

(a)	Does not include inventory impairment losses or land option write-offs which are recorded as inventory impairment losses in the Statement of Consolidated Operations.

Hovnanian Enterprises, Inc.
January 31, 2008
Reconciliation of Adjusted EBITDA to Net Loss
(Dollars in Thousands)

	Three Months Ended January 31,
	2008	2007
	(Unaudited)
Net Loss	$(130,943)	$(54,608)
Income Tax Benefit	(37,851)	(12,021)
Interest expense	29,128	28,092

EBIT (1)	(139,666)	(38,537)
Depreciation	4,597	4,384
Amortization of Debt Costs	593	700
Amortization of Intangibles	935	61,556

EBITDA(2)	(133,541)	28,103
Inventory Impairment Loss and Land Option Write-offs	90,168	41,474

Adjusted EBITDA(3)	$(43,373)	$69,577

INTEREST INCURRED	$44,916	$45,297

ADJUSTED EBITDA TO INTEREST INCURRED	(0.97)	1.54

(1)	EBIT is a non-GAAP financial measure. The comparable GAAP financial measure is net loss. EBIT represents earnings before interest expense and income taxes.

(2)	EBITDA is a non-GAAP financial measure. The comparable GAAP financial measure is net loss. EBITDA represents earnings before interest expense, income taxes, depreciation and amortization.

(3)	Adjusted EBITDA is a non-GAAP financial measure. The comparable GAAP financial measure is net loss. Adjusted EBITDA represents earnings before interest expense, income taxes, depreciation, amortization and inventory impairment loss and land option write-offs.

Hovnanian Enterprises, Inc.
January 31, 2008
Interest Incurred, Expensed and Capitalized
(Dollars in Thousands)

	Three Months Ended January 31,
	2008	2007
	(Unaudited)
Interest Capitalized at Beginning of Period	$155,642	$102,849
Plus Interest Incurred	44,916	45,297
Less Interest Expensed	29,128	28,092

Interest Capitalized at End of Period(1)	$171,430	$120,054

(1)	The Company incurred significant inventory impairments in recent quarters, which are determined based on total inventory including capitalized interest. However, in accordance with GAAP, the Company is not able to reduce the capitalized interest balance by allocating any portion of the impairments to capitalized interest.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands Except Share Amounts)

	January 31, 2008	October 31, 2007
ASSETS
	(unaudited)
Homebuilding:
Cash and cash equivalents	$73,048	$12,275

Restricted cash	4,455	6,594

Inventories - at the lower of cost or fair value: Sold and unsold homes and lots under development	2,692,760	2,792,436

Land and land options held for future development or sale	413,605	446,135

Consolidated inventory not owned:
Specific performance options	9,929	12,123
Variable interest entities	118,755	139,914
Other options	121,683	127,726

Total consolidated inventory not owned	250,367	279,763

Total inventories	3,356,732	3,518,334

Investments in and advances to unconsolidated joint ventures	162,129	176,365

Receivables, deposits, and notes	88,897	109,856

Property, plant, and equipment - net	103,680	106,792

Prepaid expenses and other assets	160,822	174,032

Goodwill	32,658	32,658

Definite life intangibles	3,289	4,224

Total homebuilding	3,985,710	4,141,130

Financial services:
Cash and cash equivalents	8,279	3,958
Restricted cash	4,973	11,572
Mortgage loans held for sale	104,696	182,627
Other assets	4,807	6,851

Total financial services	122,755	205,008

Income taxes receivable - including deferred tax benefits	216,601	194,410

Total assets	$4,325,066	$4,540,548

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands Except Share Amounts)

	January 31, 2008	October 31, 2007
LIABILITIES AND STOCKHOLDERS’ EQUITY	(unaudited)

Homebuilding:
Nonrecourse land mortgages	$9,417	$9,430
Accounts payable and other liabilities	456,116	515,422
Customers’ deposits	57,662	65,221
Nonrecourse mortgages secured by operating Properties	22,803	22,985
Liabilities from inventory not owned	172,745	189,935

Total homebuilding	718,743	802,993

Financial services:
Accounts payable and other liabilities	10,488	19,597
Mortgage warehouse line of credit	97,544	171,133

Total financial services	108,032	190,730

Notes payable:
Revolving credit agreement	325,000	206,750
Senior notes	1,510,714	1,510,600
Senior subordinated notes	400,000	400,000
Accrued interest	22,310	43,944

Total notes payable	2,258,024	2,161,294

Total liabilities	3,084,799	3,155,017

Minority interest from inventory not owned	54,094	62,238

Minority interest from consolidated joint ventures	1,427	1,490

Stockholders’equity:
Preferred stock, $.01 par value-authorized 100,000 shares; issued 5,600 shares at January 31, 2008 and at October 31, 2007 with a liquidation preference of $140,000	135,299	135,299
Common stock, Class A, $.01 par value-authorized 200,000,000 shares; issued 59,550,269 shares at January 31, 2008 and 59,263,887 shares at October 31, 2007 (including 11,694,720 shares at January 31, 2008 and October 31, 2007 held in Treasury)	596	593
Common stock, Class B, $.01 par value (convertible to Class A at time of sale) authorized 30,000,000 shares; issued 15,338,810 shares at January 31, 2008 and 15,338,840 shares at October 31, 2007 (including 691,748 shares at January 31, 2008 and October 31, 2007 held in Treasury)	153	153
Paid in capital - common stock	279,603	276,998
Retained earnings	884,352	1,024,017
Treasury stock - at cost	(115,257)	(115,257)

Total stockholders’ equity	1,184,746	1,321,803

Total liabilities and stockholders’ equity	$4,325,066	$4,540,548

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands Except Per Share Data)
(Unaudited)

	Three Months Ended January 31,
	2008	2007
Revenues:
Homebuilding:
Sale of homes	$1,051,818	$1,135,916
Land sales and other revenues	27,910	8,337

Total homebuilding	1,079,728	1,144,253
Financial services	13,973	21,548

Total revenues	1,093,701	1,165,801

Expenses:
Homebuilding:
Cost of sales, excluding interest	1,003,564	933,975
Cost of sales interest	28,588	26,872
Inventory impairment loss and land option
write-offs	90,168	41,474

Total cost of sales	1,122,320	1,002,321

Selling, general and administrative	100,169	132,142

Total homebuilding	1,222,489	1,134,463

Financial services	10,870	13,070

Corporate general and administrative	21,816	22,633

Other interest	540	1,220

Other operations	806	1,453

Intangible amortization	935	61,556

Total expenses	1,257,456	1,234,395

(Loss) income from unconsolidated joint
ventures	(5,039)	1,965

Loss before income taxes	(168,794)	(66,629)

State and federal income tax
(benefit) provision:
State	2,283	(2,346)
Federal	(40,134)	(9,675)

Total taxes	(37,851)	(12,021)

Net loss	(130,943)	(54,608)
Less: preferred stock dividends	—	2,669

Net loss available to common stockholders	$(130,943)	$(57,277)

Per share data:
Basic:
Loss per common share	$(2.07)	$(0.91)
Weighted average number of common shares outstanding	63,358	62,904
Assuming dilution:
Loss per common share	$(2.07)	$(0.91)
Weighted average number of common shares outstanding	63,358	62,904

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(UNAUDITED)	Communities Under Development
	Three Months - 1/31/2008

		Net Contracts (1)			Deliveries
		Three Months Ended			Three Months Ended			Contract Backlog
		January 31,			January 31,			January 31,
		2008	2007	% Change	2008	2007	% Change	2008	2007	% Change
Northeast
	Homes	198	386	(48.7%)	314	460	(31.7%)	859	1,144	(24.9%)
	Dollars	83,416	175,048	(52.3%)	160,346	213,286	(24.8%)	431,517	564,067	(23.5%)
	Avg. Price	421,295	453,492	(7.1%)	510,656	463,665	10.1%	502,348	493,066	1.9%
Mid-Atlantic
	Homes	201	431	(53.4%)	297	470	(36.8%)	657	1,095	(40.0%)
	Dollars	73,424	192,639	(61.9%)	125,558	222,688	(43.6%)	308,344	534,211	(42.3%)
	Avg. Price	365,294	446,958	(18.3%)	422,754	473,804	(10.8%)	469,321	487,864	(3.8%)
Southeast
	Homes	155	144	7.6%	1,629	814	100.1%	677	3,143	(78.5%)
	Dollars	42,423	40,021	6.0%	393,182	217,725	80.6%	195,367	895,371	(78.2%)
	Avg. Price	273,699	277,924	(1.5%)	241,364	267,475	(9.8%)	288,578	284,878	1.3%
Southwest
	Homes	545	731	(25.4%)	691	787	(12.2%)	605	943	(35.8%)
	Dollars	124,385	166,202	(25.2%)	164,184	176,170	(6.8%)	136,931	219,183	(37.5%)
	Avg. Price	228,229	227,363	0.4%	237,603	223,850	6.1%	226,333	232,432	(2.6%)
Midwest
	Homes	102	254	(59.8%)	211	196	7.7%	650	726	(10.5%)
	Dollars	18,737	55,945	(66.5%)	46,580	38,579	20.7%	126,937	137,355	(7.6%)
	Avg. Price	183,693	220,256	(16.6%)	220,758	196,832	12.2%	195,288	189,194	3.2%
West
	Homes	310	624	(50.3%)	462	539	(14.3%)	397	749	(47.0%)
	Dollars	115,405	274,853	(58.0%)	161,968	267,468	(39.4%)	149,539	338,617	(55.8%)
	Avg. Price	372,273	440,470	(15.5%)	350,580	496,230	(29.4%)	376,674	452,092	(16.7%)
Consolidated Total
	Homes	1,511	2,570	(41.2%)	3,604	3,266	10.3%	3,845	7,800	(50.7%)
	Dollars	457,790	904,708	(49.4%)	1,051,818	1,135,916	(7.4%)	1,348,635	2,688,804	(49.8%)
	Avg. Price	302,971	352,026	(13.9%)	291,847	347,800	(16.1%)	350,750	344,718	1.7%
Unconsolidated Joint Ventures
	Homes	108	43	151.2%	155	289	(46.4%)	380	884	(57.0%)
	Dollars	52,747	(2,170)	2530.7%	66,568	108,496	(38.6%)	187,417	410,104	(54.3%)
	Avg. Price	488,397	(50,465)	1067.8%	429,469	375,419	14.4%	493,203	463,919	6.3%
Total
	Homes	1,619	2,613	(38.0%)	3,759	3,555	5.7%	4,225	8,684	(51.3%)
	Dollars	510,537	902,538	(43.4%)	1,118,386	1,244,412	(10.1%)	1,536,052	3,098,908	(50.4%)
	Avg. Price	315,341	345,403	(8.7%)	297,522	350,046	(15.0%)	363,563	356,853	1.9%
DELIVERIES INCLUDE EXTRAS

Notes:
(1) Net contracts are defined as a new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.